                                                                    EXHIBIT 10.1

                            SUBSCRIPTION AGREEMENT
                            ----------------------


          This Subscription Agreement (the "Agreement") dated March 31, 1997 is entered into by and between SyQuest Technology, Inc., a Delaware corporation (together with its successors, "SyQuest"), and Fletcher International Limited, a company organized under the laws of the Cayman Islands (together with its successors, "Fletcher").

          Unless otherwise defined herein, capitalized terms used herein and not defined herein shall have the meanings given to them in Regulation S (as now if effect or as hereafter amended, "Regulation S") under the Securities Act of 1933, as amended (the "Securities Act").

          The parties hereto agree as follows:

          1.   Purchase and Sale.  In consideration of and upon the basis of the
               -----------------
representations, warranties and agreements and subject to the terms and conditions set forth in this Agreement:

               a.  5% Convertible Preferred Stock.  SyQuest agrees to issue and
                   ------------------------------
     sell to Fletcher, and Fletcher agrees to purchase from SyQuest, on the Closing Date specified in Section 2 hereof, 50,000 shares of SyQuest's 5% Cumulative Convertible Preferred Stock, Series 3, stated value $100 per share (the "Preferred Shares"), having the terms and conditions set forth in the Certificate of Designation which is attached hereto as Annex A at a purchase price per share equal to one hundred dollars ($100), for an aggregate purchase price of $5,000,000.

               b.  Warrant.  In consideration of the purchase of the Preferred
                   -------
     Shares by Fletcher, SyQuest will issue to Fletcher on the Closing Date specified in Section 2 hereof, a warrant having the terms set forth in the warrant certificate attached hereto as Annex B (the "Warrant") to purchase up to 5,000,000 shares (subject to adjustment) of SyQuest's Common Stock, par value $.001 per share (the "Common Stock"), which, subject to the terms and conditions of this Agreement and the Warrant, will be freely tradable. The shares of Common Stock issuable pursuant to the Warrant are referred to herein as the "Warrant Shares."

               c.  Converted Stock.  The term "Converted Stock" shall apply to
                   ---------------
     any Common Stock issued or to be issued to Fletcher upon conversion of the Preferred Shares pursuant to the terms of this Agreement and the Certificate of Designation or upon the exercises of the Warrant.

          2.   Closing Date.   Upon satisfaction or, if applicable, waiver of
               ------------
the conditions set forth in Sections 8 and 9 hereof, the delivery of the Preferred Shares referred to in Section 1(a) and the Warrant referred to in
Section 1(b) (the "Closing") shall take place initially via facsimile at 1:00 p.m. (New York time) on April 1, 1997, or at such other date and time as
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Fletcher and SyQuest may agree (such date and time being referred to herein as the "Closing Date"), provided that the original certificates shall be delivered via Federal Express to Fletcher at the address set forth in Section 13 hereof.

          At the Closing, the following deliveries shall be made:

               a.  Preferred Shares.  SyQuest shall deliver the certificate
                   ----------------
     representing the Preferred Shares, duly registered on the books of SyQuest in the name of Fletcher, against payment by Fletcher of the purchase price specified in Section 1(a) hereof in immediately available funds to the following account: Account Name: Bank of America, 1850 Gateway Blvd., 4th Floor, Concord, California 94520, Account No. 1233456287, ABA No. 121000358.

               b.  Warrant.  SyQuest shall deliver the certificate representing
                   -------
     the Warrant to Fletcher. Such certificate shall be substantially in the form attached hereto as Annex B.

               c.  Closing Documents.  The closing documents required by
                   -----------------
     Sections 7 and 8 shall be delivered to Fletcher and SyQuest, respectively.

               d.  Delivery Notice.  An executed copy of the delivery notice in
                   ---------------
     the form attached hereto as Annex C shall be delivered to Fletcher.

          The foregoing deliveries shall be deemed to occur simultaneously as part of a single transaction, and no delivery shall be deemed to have been made until all such deliveries have been made.

          3.   Representations and Warranties of SyQuest.  Except as set forth
               -----------------------------------------
in the Schedule of Exceptions attached hereto, SyQuest hereby represents and warrants to Fletcher on the date hereof and on the Closing Date, on the date any Preferred Share is converted (each a "Conversion Date") and on each Exercise Date (as defined in the Warrant Certificate) as follows:

               a. SyQuest has been duly incorporated and is validly existing in good standing under the laws of Delaware, or, after the Closing Date if another entity has succeeded SyQuest in accordance with the terms hereof, under the laws of one of the United States.

               b. The execution, delivery and performance of this Agreement (including the issuance of the Preferred Shares) and the Warrant Certificate by SyQuest have been duly authorized by all requisite corporate action and no further consent or authorization of SyQuest, its Board of Directors or its stockholders is required. This Agreement and the Warrant Certificate have been duly executed and delivered by SyQuest and, when duly authorized, executed and delivered by Fletcher, will be valid and binding agreements enforceable against SyQuest in accordance with their terms, sub ject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.

               c. SyQuest has full corporate power and authority necessary to execute and deliver this Agreement and the Warrant Certificate and to perform its obligations hereunder (including the issuance of the Preferred Shares) and thereunder.

               d. No consent, approval, authorization or order of any court, governmental agency or other body is required for execution and delivery by SyQuest of this Agreement and the Warrant Certificate or the performance by SyQuest of any of its obligations hereunder (including the issuance of the Preferred Shares) or thereunder, other than, with respect to any Exercise Date, any consent, approval, authorization or order which is received on or prior to such date.

               e. Neither the execution and delivery by SyQuest of this Agreement and the Warrant Certificate nor the performance by SyQuest of any of its obligations hereunder or thereunder:

                   (1) violates, conflicts with, results in a breach of, or constitutes a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the Certificate of Incorporation or by-laws of SyQuest or any of its subsidiaries or any Certificate of Designation relating to any securities of SyQuest or any of its subsidiaries, (B) any decree, judgment, order, law, treaty, rule, regulation or determination of which SyQuest is aware (after due inquiry) of any court, governmental agency or body, or arbitrator having jurisdiction over SyQuest or any of its subsidiaries or any of their respective properties or assets, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which SyQuest or any of its subsidiaries is a party, by which SyQuest or any of its subsidiaries is bound, or to which any of the properties or assets of SyQuest or any of its subsidiaries is subject, (D) the terms of any "lock-up" or similar provision of any underwriting or similar agreement to which SyQuest or any of its subsidiaries is a party or (E) any rules of the National Association of Securities Dealers, Inc. applicable to SyQuest or the transactions contemplated hereby; or

                   (2) results in the creation or imposition of any lien, charge or encumbrance upon (A) any Preferred Share, the Warrant or any Converted Stock or (B) any of the properties or assets of SyQuest or any of its subsidiaries.

               f. SyQuest has validly reserved 100,000 Preferred Shares for issuance pursuant to the terms hereof. SyQuest intends to recommend at its 1997 Annual

     Meeting of stockholders an amendment to SyQuest's Certificate of Incorporation (the "Amendment") that would increase the number of shares of Common Stock authorized for issuance to 120,000,000, and if the Amendment is approved SyQuest intends to reserve for issuance to Fletcher the maximum number of shares of Common Stock that may be issuable from time to time upon conversion of the Preferred Shares and exercise of the Warrant. When issued to Fletcher against payment therefor in accordance with the terms of this Agreement, the Certificate of Designation or the Warrant, each share of Preferred Stock and Converted Stock:

                    (1) will have been duly and validly authorized, duly and validly issued, fully paid and non-assessable;

                    (2) will be free and clear of any security interests, liens, claims or other encumbrances (other than those resulting solely from actions by Fletcher); and

                    (3) will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of SyQuest.

               g.   Reserved.

               h. SyQuest is a Reporting Issuer within the meaning of Regulation S, provided, however, that the representations and warranties
                   --------  -------
     contained in this Section 3(h) shall not be required to be given in respect of any Exercise Date or Conversion Date if the provisions of Section 3A are applicable and SyQuest is in full compliance therewith and Fletcher is permitted to resell the Common Stock thereunder.

               i. On the Closing Date, there is no pending or, to the best knowledge of SyQuest, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over SyQuest or any of its affiliates that would materially affect the execution by SyQuest of, or the performance by SyQuest of its obligations under, this Agreement or the Warrant Certificate, provided,
                                                                   --------
     however, that the representations and warranties contained in this Section
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     3(i) shall not apply to any action, threatened action, suit, proceeding or investigation initiated by Fletcher.

               j. SyQuest has timely filed all filings with the United States Securities and Exchange Commission (the "SEC") under the Securities Act or under Section 13(a) or 15(d) of the Exchange Act (each, an "SEC Filing") required to be filed by SyQuest pursuant to such acts and no SEC Filing, or press release containing information material to the business of SyQuest as a whole, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

               k. Since the date of SyQuest's most recent SEC Filing, there has not been, and SyQuest is not aware of any development that would require an amendment to SyQuest's Registration Statement on Form S-3 (registration number 333-17119), as supplemented, in order to permit public offers and sales of shares of Common Stock thereunder.

               l. The offer and sale of the Preferred Shares, the Warrant and the Warrant Shares to Fletcher pursuant to this Agreement and the Warrant Certificate will, subject to compliance by Fletcher with the applicable representations and warranties contained in Section 4 hereof and with the applicable covenants and agreements contained in Section 6 hereof, be made in accordance with the provisions and requirements of Regulation S and any applicable state law, provided, however, that the representations and
                           --------  -------
     warranties contained in this Section 3(l) shall not be required to be given in respect of any Exercise Date if the provisions of Section 3A are applicable and SyQuest is in full compliance therewith and Fletcher is permitted to resell the Common Stock thereunder.

               m. Neither SyQuest nor any of its affiliates nor any person acting on its or their behalf has engaged or will engage in any Directed Selling Efforts with respect to the Preferred Shares, the Warrant or the Converted Stock, and all such persons understand and have complied and will otherwise comply with the requirements of Regulation S.

               n. The transactions contemplated by this Agreement and the Warrant are not part of a plan or scheme on the part of SyQuest, any of its subsidiaries or any person acting on its or their behalf to evade the registration provisions of the Securities Act.

               o. SyQuest has not issued, and after the date hereof, will not issue, any stop transfer order or other order impeding the sale and delivery of the Preferred Shares, the Converted Stock or the Warrant issuable hereunder except for a stop order restricting the sale of any of the foregoing securities to any person in the United States or to or for the account or benefit of any U.S. person during an applicable Restricted Period or otherwise not in compliance with any applicable securities law or regulation.

               p. Except for securities sold to Fletcher or proposed to be sold to Beijing Legend Group Ltd. and its affiliates (the "BLC Transaction"), on the Closing Date, neither SyQuest nor any of its affiliates has offered to sell or sold any Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock in reliance upon Regulation S at any time during the past 12 months and there are no outstanding convertible or exchangeable securities that have been offered or sold in reliance upon Regulation S, except, in each case the Warrant, the Converted Stock and the Preferred Shares sold pursuant hereto.

               q.   Capitalization.  As of the date hereof, the authorized
                    --------------
     capital stock of SyQuest consists of 60,000,000 shares of Common Stock, and 4,000,000 shares of Preferred Stock, par value $.001 per share, of SyQuest ("Preferred Stock"). As of March 3, 1997, (i) 37,654,494 shares of Common
       ---------------
     Stock (including the treasury shares described in clause (iii) below) and 7,823 shares of Preferred Stock were issued and outstanding, (ii) 16,075,370 shares of Common Stock were reserved for issuance upon exercise of outstanding stock options, convertible Preferred Stock, warrants or other rights (based, with respect to 4,053,578 shares of Common Stock, on a conversion price of $1.92 per share of Common Stock) and (iii) 1,225,000 shares of Common Stock were held in the treasury of SyQuest. As of March 3, 1997, all the outstanding shares of Common Stock are, and all shares which may be issued pursuant to stock options, warrants or other convertible rights will be, when issued and paid for in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and nonassessable and free of any preemptive rights in respect thereof. As of the date hereof, except as set forth above or in SyQuest's Registration Statement on Form S-3 (registration number 333-17119), as supplemented, and except for shares of Common Stock or other securities issued upon conversion, exchange, exercise or purchase associated with the securities, options, warrants, rights and other instruments referenced above from March 3, 1997 to the date hereof, (i) no shares of capital stock or other voting securities of SyQuest were outstanding, (ii) no equity equivalents, interests in the ownership or earnings of SyQuest or other similar rights were outstanding and (iii) there were no existing options, warrants, calls, subscriptions or other rights or agreements or commitments relating to the capital stock of SyQuest or any of its subsidiaries or obligating SyQuest or any of its subsidiaries to issue, transfer, sell or redeem any shares of capital stock, or other equity interest in, SyQuest or any of its subsidiaries or obligating SyQuest or any of its subsidiaries to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement or commitment.

               r. The parties hereto acknowledge that Fletcher has neither requested of nor received from SyQuest any non-public information relating to SyQuest or the business affairs or business prospects of SyQuest and without limiting Fletcher's reliance on any of the representations, warranties, covenants and agreements of SyQuest contained herein, Fletcher assumes the risk that the knowledge of any of the non-public information described in this Section 3(r) might have materially influenced Fletcher's decision to enter into and perform this Agreement.

          3.A  Registration Provisions.
               -----------------------

               a. SyQuest shall, as promptly as practicable hereafter and at its own expense, file a registration statement (the "Registration Statement") under the Securities Act covering the sale or resale of the maximum number of shares of Common Stock then issuable upon conversion of the Preferred Shares and exercise of the Warrant (each a "Covered Security"), shall use its best efforts to cause such Registration Statement to be declared effective not later than June 1, 1997 (or July 1, 1997, if the SEC reviews such Registration Statement) and shall amend such Registration Statement from time to time upon the request of Fletcher if the maximum number of shares of Common Stock issuable upon conversion of the Preferred Shares and exercise of the Warrant is greater than the number of shares of Common Stock registered pursuant to such Registration Statement, unless an amendment is not required for the registration and sale of such securities under such Registration Statement pursuant to Rule 416 or any other rule under the Securities Act; provided that Fletcher shall have provided such information and coop eration in connection therewith as SyQuest may reasonably request. Upon the effective ness of such Registration Statement and at Fletcher's request (A) SyQuest shall issue such securities to Fletcher in accordance with the terms hereof and (B) the provisions of Sections 3(l), (m) and (o), 4(f), (g), (h), (i) and (j), 5(a), (b), (c) and
     (d), 6(a), (c) and (d) (collectively, the "Specified Provisions"), 7(a) and
     (b) (to the extent applicable to the Specified Provisions), and 8(b), (c) and (d) (to the extent applicable to the Specified Provisions) shall thereafter be of no force and effect with respect to the issuance of such Covered Securities.

               b. SyQuest will use its best efforts to: (i) keep such registration effective until the earlier of (A) the second anniversary of the issuance of each Covered Security, (B) such date as all of the Covered Securities shall have been sold by Fletcher or (C) such time as all of the Covered Securities held by Fletcher can be sold by Fletcher or any of its affiliates within a three-month period without compliance with the registra tion requirements of the Securities Act pursuant to Rule 144 under the Securities Act ("Rule 144"); (ii) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement (as so amended and supplemented from time to time, the "Prospectus") as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Covered Securities by Fletcher or any of its affiliates;
     (iii) furnish such number of Prospectuses and other documents incident thereto, including any amendment of or supplement to the Prospectus, as Fletcher from time to time may reasonably request; (iv) cause all Covered Securities that are Common Stock to be listed on each securities exchange and quoted on each quotation service on which similar securities issued by SyQuest are then listed or quoted; (v) provide a transfer agent and registrar for all Covered Securities and a CUSIP number for all Covered Securities; (vi) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC; and (vii) file the documents required of SyQuest and otherwise use its best efforts to obtain and maintain requisite blue sky clearance in (A) all jurisdictions in which any of the Covered Securities are originally sold and (B) all other states specified in writing by Fletcher, provided, however, that as to this clause
     (B), SyQuest shall not be required to qualify to do business or consent to service of process in any state in which it is not now so qualified or has not so consented.

               c. SyQuest shall furnish to Fletcher upon request a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary in order to facilitate the public sale or other disposition of all or any of the Covered Securities by Fletcher or any of its affiliates pursuant to the Registration Statement.

               d. With a view to making available to Fletcher and its affiliates the benefits of Rule 144 and Form S-3 under the Securities Act, SyQuest covenants and agrees to: (i) make and keep available adequate current public information (within the meaning of Rule 144(c)) concerning SyQuest, until the earlier of (A) the third anniversary of the issuance of each Covered Security or (B) such date as all of the Covered Securities shall have been resold by Fletcher or any of its affiliates; (ii) maintain its status as a Reporting Issuer and file with the SEC in a timely manner all reports and other documents required of SyQuest for use of Form S-3; and (iii) furnish to Fletcher upon request, as long as Fletcher owns any Covered Securities, (A) a written statement by SyQuest that it has complied with the reporting requirements of the Securities Act and the Exchange Act,
     (B) a copy of the most recent annual or quarterly report of SyQuest, and
     (C) such other information as may be reasonably requested in order to avail Fletcher and its affiliates of Rule 144 or Form S-3 with respect to such Covered Securities.

               e. Notwithstanding anything else in this Section 3A, if, at any time during which a Prospectus is required to be delivered in connection with the sale of any Covered Securities, SyQuest determines in good faith that a development has occurred or a condition exists as a result of which the Registration Statement or the Prospectus contains a material misstatement or omission, SyQuest will immediately notify Fletcher thereof by telephone and in writing. Upon receipt of such notification, Fletcher and its affiliates will immediately suspend all offers and sales of any Covered Securities pursuant to the Registration Statement. In such event, SyQuest will amend or supplement the Registration Statement as promptly as practicable and will take such other steps as may be required to permit sales of the Covered Securities thereunder by Fletcher and its affiliates in accordance with applicable federal and state securities laws. SyQuest will promptly notify Fletcher after it has determined in good faith that such sales have become permissible in such manner and will promptly deliver copies of the Registration State ment and the Prospectus (as so amended or supplemented) to Fletcher in accordance with paragraph (b) of this Section 3A. Notwithstanding the foregoing, (A) under no circum stances shall SyQuest be entitled to exercise its right to suspend sales of any Covered Securities pursuant to the Registration Statement more than two times in any twelve-month period, (B) the period during which such sales may be suspended (each a "Blackout Period") shall not exceed thirty days and (C) no Blackout Period may com mence less than 30 days after the end of the preceding Blackout Period.

          Upon the commencement of a Blackout Period pursuant to this Section 3A, Fletcher will immediately notify SyQuest of any contracts to sell any Covered Securities (each a "Sales Contract") that Fletcher or any of its affiliates has entered into prior to the commencement of such Blackout Period and that would require delivery of such Covered Securities during such Blackout Period, which notice will contain the aggregate sale price and volume of Covered Securities pursuant to such Sales Contract. Upon receipt of such notice, SyQuest will immediately notify Fletcher of its election either (i) to terminate the Blackout Period and, as promptly as practicable, amend or supplement the Registration Statement or the Prospectus in order to correct the material misstatement or omission and deliver to Fletcher copies of such amended or supplemented Registration Statement and Prospectus in accordance with paragraph (b) of this Section 3A or (ii) to continue the Blackout Period in accordance with this paragraph. If SyQuest elects to continue the Blackout Period, and Fletcher or any of its affiliates is therefore unable to consummate the sale of Covered Securities pursuant to the Sales Contract (such unsold Covered Securities being hereinafter referred to herein as the "Unsold Securities"), SyQuest will promptly indemnify each Fletcher Indemnified Party (as such term is defined in
     Section 11(a) below) against any Proceeding (as such term is defined in
     Section 11(a) below) that each Fletcher Indemnified Party may incur arising out of or in connection with Fletcher's breach or alleged breach of any such Sales Contract, and SyQuest shall reimburse each Fletcher Indemnified Party for any reasonable costs or expenses (including reasonable legal fees) incurred by such party in investigating or defending any such Proceeding (collectively, the "Indemnification Amount"); provided, however,
                                                              --------  -------
     that each Fletcher Indemnified Party shall take all actions reasonably necessary or appropriate to mitigate such Indemnification Amount; and provided further, however, that the Indemnification Amount shall be reduced
     -------- -------  -------
     by an amount equal to the number of Unsold Securities multi plied by the difference between (x) the actual per share price received by Fletcher or any of its affiliates upon the sale of the Unsold Securities (if such sale occurs within three Trading Days of the end of the Blackout Period) or the closing sale price of the Common Stock on the NASDAQ National Market ("NASDAQ") or other national securities ex change on which the Common Stock is then listed on the third Trading Day after the end of the Blackout Period (if the Unsold Securities are not sold by Fletcher or any of its affiliates within three Trading Days of the end of the Blackout Period), and (y) the per share sale price for the Unsold Securities provided in the Sales Contract. As used herein, the term "Trading Day" means any day on which SyQuest's Common Stock is quoted on NASDAQ or, if applicable, other national securities exchange.

          4.   Representations and Warranties of Fletcher.  Fletcher hereby
               ------------------------------------------
represents and warrants to SyQuest on the date hereof and on the Closing Date, and agrees with SyQuest, as follows:

               a. Fletcher has been duly incorporated and is validly existing in good standing under the laws of the Cayman Islands.

               b. The execution, delivery and performance of this Agreement by Fletcher have been duly authorized by all requisite corporate action and no further consent or authorization of Fletcher, its Board of Directors or its stockholders is re quired. This Agreement has been duly executed and delivered by Fletcher and, when duly authorized, executed and delivered by SyQuest, will be a valid and binding agreement enforceable against Fletcher in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.

               c. Fletcher understands that no United States federal or state agency has passed on, reviewed or made any recommendation or endorsement of the Preferred Shares or the Warrant.

               d. In making the decision to purchase the Preferred Shares or the Warrant in accordance with this Agreement, Fletcher has relied solely upon independent investigations made by it and not upon any representations made by SyQuest other than those made in this Agreement.

               e. Subject to Section 3A, Fletcher understands that the Preferred Shares, the Warrant and the Converted Stock have not been registered under the Securities Act and may not be reoffered or resold other than pursuant to such registration or an available exemption therefrom.

               f. Fletcher is not a U.S. Person and is not acquiring the Preferred Shares, the Warrant or any Converted Stock for the account or benefit of any U.S. Person, and Fletcher is not an affiliate of SyQuest.

               g. At the time the buy orders for the Preferred Shares and the Warrant (and any Converted Stock to be issued during the Restricted Period) were originated, Fletcher was located outside the United States.

               h. Neither Fletcher nor any of its affiliates nor anyone acting on its or their behalf has engaged or will engage in any Directed Selling Efforts with respect to the Preferred Shares, the Warrant or any Converted Stock, and all such persons understand and have complied and will otherwise comply with the requirements of Regulation S.

               i.  Fletcher:

                   (1) will not, during the Restricted Period applicable to the Preferred Shares, the Warrant and the Converted Stock, offer or sell any of the foregoing securities (or create or maintain any derivative position equivalent thereto) in the United States, to or for the account or benefit of a U.S. Person or other than in accordance with Regulation S; and

                   (2) will, after the expiration of the applicable Restricted Period, offer, sell, pledge or otherwise transfer the Preferred Shares, the Warrant or any Converted Stock (or create or maintain any derivative position equivalent thereto) only pursuant to registration under the Securities Act or an available exemption therefrom and, in any case, in accordance with applicable state securities laws.

               j. Fletcher is purchasing the Preferred Shares, the Warrant and the Converted Stock for its own account, for the purpose of investment and not with a view to a distribution thereof.

               k. The transactions contemplated by this Agreement and the Warrant Certificate are not part of a plan or scheme on the part of Fletcher, any of its affiliates or any person acting on its or their behalf to evade the registration requirements of the Securities Act.

          5.   Covenants of SyQuest.  Except as set forth in the Schedule of
               --------------------
Exceptions attached hereto, SyQuest covenants and agrees with Fletcher as follows:

               a. For so long as any of the Preferred shares or any portion of the Warrant remains outstanding, and in any case for a period of 40 days thereafter, SyQuest will continue to be a Reporting Issuer within the meaning of Regulation S and will use its best efforts to (i) maintain the eligibility of the Common Stock for quotation on NASDAQ or listing on a national securities exchange (as defined in the Exchange Act) and (ii) regain the eligibility of the Common Stock for quotation on NASDAQ in the event that the Common Stock is delisted by NASDAQ.

               b. Except in the BLC Transaction or with the written consent of Fletcher, for a period of six months following the date of this Agreement, SyQuest will not offer or sell any Common Stock or any securities convertible into or exchangeable into Common Stock in reliance upon Regulation S and in any event will not take any action which would extend the Restricted Period hereunder.

               c. For so long as any of the Preferred shares or any portion of the Warrant remains outstanding, and in any case for a period of 40 days thereafter, neither SyQuest nor any of its affiliates nor any person acting on its or their behalf will engage in any Directed Selling Efforts with respect to the Warrant or any Converted Stock.

               d. For so long as any of the Preferred Shares or any portion of the Warrant remains outstanding, and in any case for a period of 40 days thereafter, SyQuest will ensure that all applicable Offering Restrictions with respect to the Warrant and the Converted Stock are thoroughly complied with and satisfied.

               e. Beginning on the date hereof and for so long as any of the Preferred Shares or any portion of the Warrant remains outstanding, and in any case for a period of 40 days thereafter, SyQuest will (i) provide Fletcher with an opportunity to review and comment on any public disclosure by SyQuest of information regarding this Agreement and the transactions contemplated hereby, (ii) promptly notify Fletcher if there is any public disclosure by SyQuest of material information regarding SyQuest or its financial condition, prospects or results of operation and (iii) provide Fletcher with copies of all SEC Filings.

               f. If the Amendment is not approved on or prior to June 1, 1997 and Fletcher seeks to convert any Preferred Shares or exercise the Warrant and SyQuest is unable to deliver the Converted Stock, then within three months of delivery of the applicable Conversion Notice (as defined in the Certificate of Designation) or Exercise Notice (as defined in the Warrant Certificate), as the case may be, SyQuest must make a cash payment in lieu of delivering the Converted Stock equal to the market value of the Common Stock issuable pursuant to such Conversion Notice or Exercise Notice calculated by using (i) the closing price on NASDAQ as reported by Bloomberg, L.P. on the date of delivery of the Conversion Notice or Exercise Notice, or (ii) if NASDAQ is not then the principal trading market for the Common Stock, the closing price on the principal trading market for the Common Stock at that time (the "Principal Market"), as reported by Bloomberg L.P. on the date of delivery of the Conversion Notice or Exercise Notice, or (iii) if NASDAQ is not then the principal trading market for the Common Stock and there is no Principal Market, the market value as determined in good faith by the Board of Directors of SyQuest, in each such case plus 15% per annum interest for the period from the date of delivery of the Conversion Notice or Exercise Notice to the date the amount is paid in full. If SyQuest is required to make payments to Fletcher pursuant to this Section 5(f) because of a failure to deliver Converted Stock, the provisions of Section 10 shall not apply to such failure to deliver Converted Stock. If the value of the Common Stock is to be determined by the Board of Directors of SyQuest and Fletcher disagrees with said valuation, the value of the Common Stock will be determined by binding arbitration in accordance with the then prevailing commercial arbitration rules of the American Arbitration Association, and such arbitration shall proceed in Chicago, Illinois or at such other place as agreed to in writing by SyQuest and Fletcher.

               g. SyQuest will comply with the terms and conditions of the Preferred Shares and of the Warrant as set forth in the Warrant Certificate (as duly amended from time to time by the parties hereto).

               h. For so long as any of the Preferred Shares or any portion of the Warrant remains outstanding, SyQuest shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for issuance upon conversion of such Preferred Shares or exercise of such Warrant, the maximum number of shares of Converted Stock then so issuable. If at any time the number of authorized but unissued shares of Common Stock is not sufficient to effect the conversion of all the outstanding Preferred Shares and the exercise of the Warrant for all the Warrant Shares issuable thereunder, SyQuest shall use its best efforts to increase its number of authorized shares of Common Stock to such number of shares as shall be sufficient to effect such conversion and exercise, including causing the SyQuest Board of Directors to call a meeting of stockholders and recommend such increase, and after obtaining any such approval SyQuest shall reserve for issuance to Fletcher the number of shares of Common Stock required to effect such conversion and exercise. At the 1997 Annual Meeting of SyQuest's stockholders, SyQuest will recommend to its stockholders the Amendment, and SyQuest shall use its best efforts to obtain stockholder approval of the Amendment.

               i. As soon as such information is available (but in no event later than the date of filing of SyQuest's quarterly report on Form 10-Q for the period ended March 31, 1997), SyQuest shall deliver to Fletcher a written notice stating the number of outstanding shares of Common Stock as of March 31, 1997.

               j. SyQuest shall not issue any Preferred Shares to any person other than Fletcher.

               k. In accordance with the terms of Regulation S, SyQuest will file with the SEC, within 15 calendar days after the date hereof, a report on form 8-K with respect to the transactions contemplated hereby and by the Warrant Certificate. In addition, SyQuest shall file copies of this Agreement, the Warrant Certificate, the Certificate of Designation and the Schedule of Exceptions as exhibits to the Form 8-K.

               l. If the Amendment is approved by SyQuest's stockholders, SyQuest will cause the Common Stock issuable pursuant to conversion of the Preferred Shares and exercise of the Warrant to be duly listed and admitted for trading on NASDAQ or, if NASDAQ is not then the principal trading market for the Common Stock, on a national securities exchange (as defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act")).

          6.   Covenants of Fletcher.  Fletcher hereby covenants and agrees with
               ---------------------
SyQuest as follows:

               a. During any Restricted Period applicable to the Preferred Shares, the Warrant or the Converted Stock, neither Fletcher nor any of its affiliates nor any person acting on its or their behalf will:

                   (1) offer or sell such Preferred Shares, Warrant or Converted Stock other than in an Offshore Transaction;

                   (2) engage in any Directed Selling Efforts with respect to such Preferred Shares, Warrant or Converted Stock;

                   (3) offer or sell such Preferred Shares, Warrant or Converted Stock other than: (A) in accordance with Rule 903 or Rule 904 of Regulation S; (B) pursuant to registration under the Securities Act or
          (C) pursuant to an available exemption therefrom; or

                   (4) offer or sell such Preferred Shares, the Warrant or Converted Stock, to any U.S. Person or for the account or benefit of any U.S. Person.

               b. Neither Fletcher nor any of its affiliates nor any person acting on its or their behalf will at any time offer or sell any Preferred Shares, the Warrant or any Converted Stock other than pursuant to registration under the Securities Act or pursuant to an available exemption therefrom.

               c. Fletcher will agree not to convert its Preferred Stock for a maximum period of 60 days following a successful public offering of the Common Stock in excess of $25 million in a single transaction, if all other convertible security holders are bound by the same restriction.

               d. At the 1997 Annual Meeting of SyQuest's stockholders, Fletcher will vote all shares of Common Stock owned by Fletcher as of the applicable record date in favor of an increase in the authorized number of shares of Common Stock to 120,000,000.

          6A.  Legend.  The term "Restricted Period," with respect to any
               ------
security, shall mean the Restricted Period then applicable to such security pursuant to Regulation S (or any applicable successor thereto), provided that, the parties agree that absent an intervening change in the applicable law, the Restricted Period with respect to the Preferred Shares, the Warrant and the Converted Stock will expire on the 40th day after the Closing Date. SyQuest shall place the following legend on the certificate representing the Preferred
Shares:

          The securities represented by this certificate were issued on April 2, 1997 (the "Closing Date") pursuant to the Subscription Agree ment dated March 31, 1997 between SyQuest Technology, Inc. ("SyQuest") and Fletcher International Limited. The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and have been sold in reliance on the exemption from registration provided by Regulation S under the Securities Act ("Regulation S"). Prior to the expiration of a 40-day restricted period beginning on the Closing Date (the "Restricted Period"), the securities rep resented by this certificate may not be offered or sold, directly or indirectly, within the United States (as defined in Regulation S under the Securities Act), to a U.S. Person (as defined in Regula tion S under the Securities Act) or for the account or benefit of a U.S. Person. After the Restricted Period, such securities may be resold in the United States or to a U.S. Person only if they are registered under the Securities Act or an exemption from regis tration is available.

          At any time after the expiration of the Restricted Period with respect to the Preferred Shares or the Warrant, certificates for any Converted Stock issued or in respect of transferred shares of Common Stock will not be legended unless required by Regulation S or other applicable law, upon satisfaction of the conditions set forth in Section 8 and, if applicable, in the Warrant Certificate.

          7.   Conditions Precedent to Fletcher's Obligations.  The obligations
               ----------------------------------------------
of Fletcher hereunder are subject to the performance by SyQuest of its obligations hereunder and to the satisfaction of the following additional conditions precedent, unless expressly waived in writing by Fletcher:

               a. On the Closing Date, on each Conversion Date and on each Exercise Date (as defined in the Warrant Certificate), (i) to the extent provided in Section 3 hereof, the representations and warranties made by SyQuest in this Agreement shall be true and correct, and (ii) SyQuest shall have complied fully with all the covenants and agreements in this Agreement and the Warrant Certificate; and Fletcher shall have received on each such date a certificate of the Chief Executive Officer and the Chief Financial Officer of SyQuest dated such date and to such effect.

               b. On the Closing Date, on each Conversion Date and on each Exe rcise Date, SyQuest shall have delivered to Fletcher an opinion of counsel reasonably satisfactory to Fletcher, dated the date of delivery, confirming in substance the matters covered in paragraphs (a), (b), (c), (d), (e),
     (f), (h) and (i) of Section 3 hereof and paragraph (l) of Section 5 hereof (provided that the opinion delivered on the Closing Date need not confirm the matters covered in paragraph (l) of Section 5 hereof); provided,
                                                                --------
     however, that no such opinion delivered in respect of any Exercise Date or
     -------
     Conversion Date shall be required to cover the matters set forth in paragraph (i) of Section 3 hereof.

               c. Prior to the Closing, the Certificate of Designation will have been filed with the Secretary of State of the State of Delaware in accordance with the Delaware General Corporation Law.

               d. On the Closing Date, SyQuest shall have delivered to Fletcher the opinion of counsel reasonably satisfactory to Fletcher, dated the Closing Date, to the effect that the offer and sale of the Preferred Shares and the Warrant hereunder do not require registration under the Securities Act.

          As used herein the term "Business Day" means any day on which banks in the City of New York are open for business.

          8.   Conditions Precedent to SyQuest's Obligations.  The obligations
               ---------------------------------------------
of SyQuest hereunder are subject to the performance by Fletcher of its obligations hereunder and to the satisfaction of the following additional conditions precedent, unless expressly waived in writing by SyQuest:

               a. On the Closing Date and on each Exercise Date (as defined in the Warrant Certificate), (i) the representations and warranties made by Fletcher in this

     Agreement shall be true and correct, and (ii) Fletcher shall have complied fully with all the covenants and agreements in this Agreement and the Warrant Certificate; and SyQuest shall have received on each such date a certificate of an appropriate officer of Fletcher dated such date and to such effect.

               b. On the Closing Date, Fletcher shall have delivered to SyQuest a written certification of an appropriate officer of Fletcher dated such date stating that Fletcher is not a U.S. Person.

               c. On each Conversion Date and each Exercise Date, Fletcher shall have delivered to SyQuest either (i) a written certification of an appropriate officer of Fletcher dated such date stating that Fletcher is not a U.S. Person or (ii) an opinion of counsel to the effect that the Warrant or Preferred Shares, as applicable, and the shares of Common Stock delivered upon exercise or conversion thereof have been registered under the Securities Act or an exemption from such registration is available.

               d. On the date of any transfer by Fletcher of the Warrant, any Preferred Shares or any Converted Stock during the applicable Restricted Period, Fletcher shall have delivered to SyQuest a written certification of an appropriate officer of Fletcher dated such date stating that Fletcher is not a U.S. Person and that the Preferred Shares or the Warrant are not being converted or exercised on behalf of a U.S. Person.

               e. On the Closing Date, Fletcher shall have delivered to SyQuest the opinion of counsel substantially in the form attached hereto, dated the Closing Date, to the effect that the offer and sale of the Preferred Shares and the Warrant hereunder do not require registration under the Securities Act.

          9.   Fees and Expenses.  Each of Fletcher and SyQuest agrees to pay
               -----------------
its own expenses incident to the performance of its obligations hereunder, including, but not limited to the fees, expenses and disbursements of such party's counsel, except as is otherwise expressly provided in this Agreement and the Warrant Certificate.

          10.  Non-Performance.
               ---------------

          If, on the date hereof, on the Closing Date, on any Conversion Date or any Exercise Date, SyQuest shall fail to deliver the Warrant, Preferred Shares or Converted Stock to Fletcher required to be delivered pursuant to this Agreement for any reason other than the failure of any condition precedent to SyQuest's obligations hereunder or the failure by Fletcher to comply with its obligations hereunder, then SyQuest shall:

               (1) hold Fletcher harmless against any loss, claim or damage (including without limitation, incidental and consequential damages) arising from or as a result of such failure by SyQuest; and

               (2) reimburse Fletcher for all of its reasonable out-of-pocket expenses, including fees and disbursements of its counsel, incurred by Fletcher in connection with this Agreement and the Warrant and the transactions contemplat ed herein and therein;

provided, however, that SyQuest shall then be under no further liability to
--------  -------
Fletcher except as provided in the Warrant Certificate, this Section 10 and
Section 11 hereof.

          11.  Indemnification.
               ---------------

               a.   Indemnification of Fletcher.  SyQuest hereby agrees to
                    ---------------------------
     indemnify Fletcher and each of its officers, directors, employees, agents and affiliates and each person that controls (within the meaning of Section 20 of the Securities Exchange Act of 1934, as amended) any of the foregoing persons (each a "Fletcher Indemnified Party") against any claim, demand, action, liability, damages, loss, cost or expense (including, without limitation, reasonable legal fees) (a "Proceeding"), that it may incur in connection with any of the transactions contemplated hereby arising out of or based upon:

                    (1) any untrue or alleged untrue statement of a material fact by SyQuest or any of its affiliates or any person acting on its or their behalf or omission or alleged omission to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading by SyQuest or any of its affiliates or any person acting on its or their behalf;

                    (2) any of the representations or warranties made by SyQuest herein being untrue or incorrect; and

                    (3) any breach or non-performance by SyQuest of any of its covenants, agreements or obligations under this Agreement and the Warrant Certificate;

and SyQuest hereby agrees to reimburse each Fletcher Indemnified Party for any reasonable legal or other expenses incurred by such Fletcher Indemnified Party in investigating or defending any such Proceeding;

provided, however, that the foregoing indemnity shall not apply to any
-----------------
Proceeding to the extent that it arises out of or is based upon the gross negligence or wilful misconduct of Fletcher in connection therewith.

               b.   Indemnification of SyQuest.  Fletcher hereby agrees to
                    --------------------------
     indemnify SyQuest and each of its officers, directors, employees, agents and affiliates and each person that controls (within the meaning of Section 20 of the Securities Exchange Act of 1934, as amended) any of the foregoing persons (each a "SyQuest Indemnified Party") against any Proceeding, that it may incur in connection with any of the transactions contemplated hereby arising out of or based upon:

                    (1) any untrue or alleged untrue statement of a material fact by Fletcher or any of its affiliates or any person acting on its or their behalf or omission or alleged omission to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading by Fletcher or any of its affiliates or any person acting on its or their behalf:

                    (2) any of the representations or warranties made by Fletcher herein being untrue or incorrect; and

                    (3) any breach or non-performance by Fletcher of any of its covenants, agreements or obligations under this Agreement and the Warrant Certificate;

     and Fletcher hereby agrees to reimburse each SyQuest Indemnified Party for any reason able legal or other expenses incurred by such SyQuest Indemnified Party in investigating or defending any such Proceeding;

     provided, however, that the foregoing indemnity shall not apply to any
     -----------------
     Proceeding to the extent that it arises out of or is based upon the gross negligence or wilful misconduct of SyQuest in connection therewith.

               c.   Conduct of Claims.
                    -----------------

                    (1) Whenever a claim for indemnification shall arise under this Section, the party seeking indemnification (the "Indemnified Party"), shall notify the party from whom such indemnification is sought (the "Indemnifying Party") in writing of the Proceeding and the facts constituting the basis for such claim in reasonable detail;

                    (2) Upon delivery of such notice, such Indemnified Party shall have a duty to take all reasonable steps to mitigate any losses, liabilities, costs, charges and expenses relating to any such Proceeding;

                    (3) Such Indemnifying Party shall have the right to retain the counsel of its choice in connection with such Proceeding and to participate at its own expense in the defense of any such Proceeding; provided, however, that counsel to the Indemnifying Party shall not
          --------  -------
          (except with the consent of the rele vant Indemnified Party) also be counsel to such Indemnified Party. In no event shall the Indemnifying Party be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from its own counsel for all

          Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances; and

                    (4) No Indemnifying Party shall, without the prior written consent of the Indemnified Parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification could be sought under this Section unless such settlement, compromise or consent (A) includes an unconditional release of each Indemnified Party from all liability arising out of such litigation, investigation, proceeding or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

          12.  Survival of the Representations, Warranties, etc.  The respective
               ------------------------------------------------
representations, warranties, and agreements made herein by or on behalf of the parties hereto shall remain in full force and effect, regardless of any investigation made by or on behalf of the other party to this Agreement or any officer, director or employee of, or person controlling or under common control with, such party and will survive delivery of and payment for the Preferred Shares, the Warrant and any Converted Stock issuable hereunder.

          13.  Notices.  all communications hereunder shall be in writing, and
               -------

               a. if sent to Fletcher, shall be delivered by hand, sent by registered mail or transmitted and confirmed by facsimile to Fletcher at:

               Fletcher International Limited
               c/o Midland Bank Trust Corporation (Cayman) Limited P.O. Box 1109, Mary Street
               Grand Cayman, Cayman Islands
               British West Indies
               Telephone:  (809) 949-7755
               Facsimile:  (809) 949-7634

               with a copy to:

               Skadden, Arps, Slate, Meagher & Flom LLP
               1440 New York Avenue, N.W.
               Washington, D.C. 20005
               Attention:  Stephen W. Hamilton
               Telephone:  (202) 371-7010
               Facsimile:  (212) 393-5760

               b. if sent to SyQuest, shall be delivered by hand, sent by registered mail or transmitted and confirmed by facsimile to SyQuest at:

               SyQuest Technology, Inc.
               47071 Bayside Parkway
               Fremont, CA  94538
               Attention:  Chief Financial Officer
               Telephone:  (510) 226-4000
               Facsimile:  (510) 226-4114

               with a copy to:

               Shartsis, Friese & Ginsburg LLP
               One Maritime Plaza, 18th Floor
               San Francisco, CA  94111
               Attention:  Douglas L. Hammer
               Telephone:  (415) 421-6500
               Facsimile:  (415) 421-2922

          14.  Miscellaneous
               -------------

               a. This Agreement may be executed in one or more counterparts and it is not necessary that signatures of all parties appear on the same counterpart, but such counterparts together shall constitute but one and the same agreement.

               b. This Agreement and the Warrant shall inure to the benefit of and be binding upon the parties hereto, their respective successors and assigns and, with respect to Section 11 hereof, their respective officers, directors, employees, agents, affiliates and controlling persons, and no other person shall have any right or obligation hereunder. SyQuest may not assign this Agreement or the Warrant Certificate.

               c. This Agreement and the Warrant Certificate shall be governed by, and construed in accordance with, the internal laws of the State of New York, and each of the parties hereto hereby submits to the non-exclusive jurisdiction of any State or Federal court in the Borough of Manhattan in the City and State of New York and any court hearing any appeal therefrom, over any suit, action or proceeding against it arising out of or based upon this Agreement and the Warrant (a "Related Proceeding"). Each of the parties hereto hereby waives any objection to any Related Proceeding in such courts whether on the grounds of venue, residence or domicile or on the ground that the Related Proceeding has been brought in an inconvenient forum.

               d. The provisions of this Agreement and the Warrant Certificate are severable, and if any clause or provision hereof shall be held invalid, illegal or unenforceable in whole or in part, such invalidity or unenforceability shall not in any manner affect any other clause or provision of this Agreement or the Warrant Certificate.

               e. The headings of the sections of this document have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

               f. This Agreement (including the Warrant and the terms and conditions of the Certificate of Designations relating to the Preferred Shares) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter of this Agreement and the Warrant and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder or under the terms of the warrant and term sheets between such parties.

               g. The term "affiliate" is used herein as defined in Rule 144(a)(1) under the Securities Act.

          15.  Time of Essence.  Time shall be of the essence in this Agreement
               ---------------
and the Warrant.

          IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement, all as of the day and year first above written.


                         SYQUEST TECHNOLOGY, INC.

                         By:     /s/ Henry Montgomery
                             -------------------------------------
                         Name:  Henry Montgomery
                         Title: Chief Financial Officer


                         FLETCHER INTERNATIONAL LIMITED


                         By:    /s/ Todd Fletcher
                             -------------------------------------
                         Name:  Todd Fletcher
                         Title: Director/Vice Chairman

                             SCHEDULE OF EXCEPTIONS

     Regarding section 3.i, disclosure of the actions, suits, proceedings and investigations in SyQuest's SEC Filings is incorporated herein by reference.

     Regarding section 3.q, the number of shares of Common Stock issuable on conversion of SyQuest's outstanding 7% Cumulative Convertible Preferred Stock, Series 1, may vary based on the average closing prices of the Common Stock for the five days preceding conversion. In addition to the issued and outstanding Common Stock listed in section 3.q., as of the following dates, the Company is deemed to have issued shares of its Common Stock to the following entities in connection with their agreeement to exchange certain trade debt for such Common
Stock:

                                               NO. OF
NAME                       DATE OF EXCHANGE    SHARES
----                       ----------------    --------

Seksun Precision           March 19, 1997        141,957
Engineering Limited

Tongkah Electronics        March 26, 1997      3,506,874
SDN.BHD.

Silicon Systems, Inc.      March 26, 1997        811,017

                                                                         ANNEX A
                                                                         -------

                   CERTIFICATE OF DESIGNATIONS, PREFERENCES
                    AND RIGHTS OF 5% CUMULATIVE CONVERTIBLE
                           PREFERRED STOCK, SERIES 3
                                      OF
                           SYQUEST TECHNOLOGY, INC.


     SyQuest Technology, Inc. (the "Company"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to authority conferred on the Board of Directors of the Company by the Certificate of Incorporation, as amended, of the Company, and pursuant to Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Company at a meeting duly held, adopted resolutions providing for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of one hundred thousand (100,000) shares of 5% Cumulative Convertible Preferred Stock, Series 3, of the Company, as follows:

          RESOLVED, that the Company is authorized to issue 100,000 shares of 5% Cumulative Convertible Preferred Stock, Series 3, $.001 par value (the "Series 3 Preferred Shares"), which shall have the following powers, designations, preferences and other special rights:

          (1)  Dividends.  The holders of the Series 3 Preferred Shares shall be
               ---------
     entitled to a cash dividend of five percent per annum of the Stated Value (as defined below), on a cumulative basis (prorated for any portion of the applicable period during which the Series 3 Preferred Shares are outstanding). Dividends shall accrue from the date of issuance of the Series 3 Preferred Shares and shall be payable on the last day of each calendar quarter, commencing June 30, 1997, through and including the date on which the Series 3 Preferred Shares are converted. Dividends may be paid at the Company's option in cash or, on not less than ninety days' notice from the Company to each holder of Series 3 Preferred Shares, in additional Series 3 Preferred Shares; provided that the Company may not elect to pay dividends in additional Series 3 Preferred Shares to the extent that (a) the number of authorized and unissued Series 3 Preferred Shares is insufficient to make such payment, or (b) the ability of the holders of Series 3 Preferred Shares to convert Series 3 Preferred Shares or to exercise the Warrant (as hereinafter defined) is restricted by section 2(h), below. If the Company elects to pay to any holder of Series 3 Preferred Shares any such dividend in additional Series 3 Preferred Shares, the number of such additional Series 3 Preferred Shares shall be determined by dividing the aggregate amount of such dividend payable to such holder by 100; provided that no fraction of a Series 3 Preferred Share shall be issued, but in lieu thereof, the Company shall pay in cash an amount equal to such fraction multiplied by $100.

          (2)  Conversion of Series 3 Preferred Shares.  The holders of the
               ---------------------------------------
     Series 3 Preferred Shares shall have the right, at their option, but subject to the Subscription Agreement dated March 31, 1997 (the "Subscription Agreement"), between the Company and Fletcher International Limited ("Fletcher"), to convert the Series 3 Preferred Shares into shares of the common stock of the Company, $.001 par value, as such stock now exists or may be changed from time to time hereafter ("Common Stock"), on the following terms and conditions:

               (a)  Conversion Right.  Any or all of the Series 3 Preferred
                    ----------------
     Shares shall be convertible at any time into whole, fully paid and nonassessable shares of Common Stock, at the conversion price (the "Conversion Price") in effect at the time of conversion determined as hereinafter provided. Each Series 3 Preferred Share shall have a stated value of $100 (the "Stated Value") for the purpose of such conversion and the number of shares of Common Stock issuable on conversion of each Series 3 Preferred Share shall be determined by dividing the Stated Value thereof by the Conversion Price then in effect. In the event of a conversion of Series 3 Preferred Shares for which there are accrued and unpaid dividends, the amount of the accrued and unpaid dividends shall be paid at the time and in the manner provided in section (1).

               (b)  Conversion Price.  The Conversion Price shall be the greater
                    ----------------
     of (1) the arithmetical average of the closing sale prices per share of Common Stock on the five consecutive trading days preceding the delivery of any Conversion Notice (as that term is hereinafter defined), as reported by the Nasdaq National Market (the "NMS"), or, if the NMS is not then the principal trading market for the Common Stock, on the principal trading market for the Common Stock at that time, or, if there is then no such principal trading market, the fair market value per share of Common Stock during such period as determined in good faith by the Board of Directors of the Company, and (2) ninety percent of such closing sale price on the day immediately preceding the delivery of the Conversion Notice (as that term is hereinafter defined); provided that the Conversion Price shall not be greater than the closing sale price per share of Common Stock as reported by the NMS on the first day that any Series 3 Preferred Shares are issued. If the value of the Common Stock is so to be determined by the Board of Directors of the Company and the holders of the Series 3 Preferred Shares disagree with said valuation, the value of the Common Stock will be determined by binding arbitration in accordance with the Commercial Arbitration Rules then prevailing of the American Arbitration Association, and such arbitration shall proceed in Chicago, Illinois, or at such other place as agreed to in writing by the Company and the holders of the Series 3 Preferred Stock.

          (c)  Adjustment to Conversion Price.  In the event that the Company
               ------------------------------
     shall declare a dividend or make a distribution on or with respect to the outstanding shares of its Common Stock in shares of its Common Stock, subdivide its outstanding shares of Common Stock into a greater number of shares, or combine its outstanding shares of Common Stock into a smaller number of shares, then, in each such event, the Conversion Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision or combination shall be proportionately adjusted, if necessary, as determined in good faith by the Board of Directors of the Company, so that the holder of any Series 3 Preferred Shares surrendered for conversion after such time shall be entitled to receive the aggregate number of shares of Common Stock that the holder would have owned or been entitled to receive had such Series 3 Preferred Shares been converted immediately prior to such record date or effective date and the resulting Common Stock had been subject to such dividend, distribution, subdivision or combination. Such adjustment shall be made successively whenever any event specified above shall occur.

               (d)  Conversion Notice.  On presentation and surrender to the
                    -----------------
     Company (or at any office or agency maintained for the transfer of the Series 3 Preferred Shares) of the certificate(s) ("Preferred Stock Certificate(s)") for Series 3 Preferred Shares so to be converted, duly endorsed in blank for transfer or accompanied by proper instruments of assignment or transfer in blank and written notice of conversion (a "Conversion Notice"), the holder of such Series 3 Preferred Shares shall be entitled, subject to the limitations herein contained, to receive in exchange therefor a certificate or certificates for whole, fully paid and nonassessable shares of Common Stock, which certificates shall be delivered by the fourth trading day after the date of delivery of the Conversion Notice and Preferred Stock Certificates for the Series 3 Preferred Shares being converted, and cash for any fractional share of Common Stock on the foregoing basis. If the Common Stock can be issued without such restrictive legend pursuant to the Subscription Agreement, upon request made by the holders of the Series 3 Preferred Shares in the Conversion Notice, the Company will authorize and instruct its transfer agent to issue the Common Stock electronically. The Conversion Notice shall be deemed delivered and received on the business day when it is transmitted by facsimile if so transmitted by 5:00 p.m. California time and the Company receives the Preferred Stock Certificate(s) by 10:00 a.m. California time the following business day, or on the next business day after it is deposited for next-day delivery with a nationally recognized overnight delivery service. The Series 3 Preferred Shares shall be deemed to have been converted, and the person converting the same to have become the holder of record of Common Stock, for all purposes as of the date of delivery of the Conversion Notice.

               (e)  Reservation of Shares.  The Company shall, as soon as
                    ---------------------
     practicable hereafter and then for so long as any of the Series 3 Preferred Shares are outstanding, reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Series 3 Preferred Shares, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Series 3 Preferred Shares then outstanding.

               (f)  Fractional Shares.  The Company shall not issue any fraction
                    -----------------
     of a share of Common Stock on any conversion, but shall pay in cash therefor at the Conversion Price then in effect multiplied by such fraction.

               (g)  Taxes.  The Company shall pay any and all taxes that may be
                    -----
     imposed on it with respect to the issuance and delivery of Common Stock on the conversion of Series 3 Preferred Shares as herein provided. The Company shall not be required in any event to pay any transfer or other taxes by reason of the issuance of such Common Stock in names other than those in which the Series 3 Preferred Shares surrendered for conversion are registered on the Company's records, and no such conversion or issuance of Common Stock shall be made unless and until the person requesting such issuance shall have paid to the Company the amount of any such tax, or shall have established to the satisfaction of the Company and its transfer agent, if any, that such tax has been paid.

               (h)  The 19.9% Limit.  If at the time that the Company receives a
                    ---------------
     Conversion Notice, the aggregate number of shares of Common Stock issuable pursuant to such Conversion Notice and all other Conversion Notices received at that time (the "Subject Conversion Notices"), when added to the aggregate number of shares of Common Stock (1) previously issued on conversion of Series 3 Preferred Shares and the exercise of that certain Warrant to purchase Common Stock (the "Warrant") issued by the Company to Fletcher pursuant to the Subscription Agreement on the date of initial issuance of the Series 3 Preferred Shares and (2) issuable on conversion of all remaining outstanding Series 3 Preferred Shares (determining such number as if such Series 3 Preferred Shares were converted as of the Conversion Date relating to such Conversion Notice) and (3) issuable on exercise of the Warrant (determined based on the Exercise Price then in effect, as defined in the Warrant) would exceed nineteen and nine-tenths percent of the total number of shares of Common Stock outstanding (adjusted to reflect any split, subdivision, combination or consolidation of the Common Stock, whether by reclassification, distribution of a dividend with respect to the outstanding Common Stock payable in shares of Common Stock, or otherwise, or any recapitalization of the Common Stock) on the date of the first issuance of Series 3 Preferred Shares (the "19.9% Limit") and such circumstance would require the approval of the holders of the Common Stock pursuant to the listing requirements of the Nasdaq Stock Market or the rules of the National Association of Securities Dealers, Inc. (or such stock exchange or other interdealer quotation system that is then the Principal Market), the number of Series 3 Preferred Shares identified in the Subject Conversion Notices that, if converted into shares of Common Stock, would equal or exceed the 19.9% Limit (the "Excess Preferred Shares"), shall not be converted unless and until the stockholder approval referred to in section (2)(j) (the "Stockholder Consent") is obtained or is no longer required. The Excess Preferred Shares will be allocated among the holders delivering

     Subject Conversion Notices on a pro rata basis based on the relative number of Series 3 Preferred Shares identified in each such Subject Conversion Notice. Any Excess Preferred shares shall not be converted into shares of Common Stock until the later of the date on which the Stockholder Consent is obtained and the Company receives a subsequent Conversion Notice with respect thereto. If the Company is not otherwise notified by the Nasdaq Stock Market or the National Association of Securities Dealers, Inc. that Stockholder Consent is necessary, the Company will issue Common Stock to the holders of the Series 3 Preferred Shares in excess of the 19.9% Limit.

               (i)  Maximum Number.  Series 3 Preferred Shares shall be
                    --------------
     convertible only into the Maximum Number of shares of Common Stock. The "Maximum Number" is equal to the sum of the 9% Number and the Convertible Number. The "9% Number" is nine percent of the outstanding shares of Common Stock as of the date of filing of this Certificate with the Delaware Secretary of State, minus 1,500,000. The "Convertible Number" is initially zero and thereafter may be increased on expiration of a sixty-five day period (the "Notice Period") after the holder of Series 3 Preferred Shares delivers a notice (a"65-Day Notice") to the Company designating an aggregate number of shares of Common Stock in excess of the 9% Number that will become convertible. A 65-Day Notice may be given at any time. If the initial 65-Day Notice does not designate all of the shares of Common Stock then issuable on conversion of such holder's Series 3 Preferred Shares, additional Series 3 Preferred Shares will become convertible into some or all of the remaining shares of Common Stock on delivery of one or more 65-Day Notices increasing the Convertible Number after a further Notice Period. From time to time following the Notice Period, the Series 3 Preferred Shares may be converted on any business day for any number of shares of Common Stock, such that the aggregate number of shares of Common Stock issued hereunder is less than or equal to the Maximum Number.

               (j)  Stockholder Approval.  If there are Excess Preferred Shares
                    --------------------
     as described in section (2)(h), the Company shall promptly use its best efforts to obtain the Stockholder Consent, including, without limitation, causing its Board of Directors to call a special meeting of stockholders and recommend such approval.

          (3)  Voting Rights.  Holders of Series 3 Preferred Shares shall have
               -------------
      no voting rights, except as required by law.

          (4)  Liquidation, Dissolution, Winding Up.  In the event of any
               ------------------------------------
     voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the Series 3 Preferred Shares shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its stockholders (the "Preferred Funds"), before any amount shall be paid to the holders of the Common Stock, an amount equal to the Stated Value per Preferred Share plus any accrued and unpaid dividends; provided that, if the Preferred Funds are insufficient to pay the full amount due to the holders of Series 3 Preferred Shares and holders of shares of other classes or series of preferred stock of the Company that are of equal rank with the Series 3 Preferred Shares as to payments of Preferred Funds (the "Pari Passu Shares"), then each holder of Series 3 Preferred Shares and Pari Passu Shares shall receive a percentage of the Preferred Funds equal to the full amount of Preferred Funds payable to such holder as a percentage of the full amount of Preferred Funds payable to all holders of Series 3 Preferred Shares and Pari Passu Shares. The purchase or redemption by the Company of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a liquidation, dissolution or winding up of the Company. Neither the consolidation or merger of the Company with or into any other corporation or corporations, nor the sale or transfer by the Company of less than substantially all of its assets, shall, for the purposes hereof, be deemed to be a liquidation, dissolution or winding up of the Company. No holder of Series 3 Preferred Shares shall be entitled to receive any amounts with respect thereto on any liquidation, dissolution or winding up of the Company other than the amounts provided for herein.

          (5)  Preferred Rank.  With respect to preferences as to dividends and
               --------------
     distributions and payments on the liquidation, dissolution or winding up of the Company, the Series 3 Preferred Shares shall rank (1) senior to the Common Stock, (2) with respect to all other existing capital stock of the Company, senior to such capital stock if permitted by the terms of such capital stock or, if not so permitted, on a parity with such capital stock if permitted by the terms of such capital stock or, if not so permitted, junior to such capital stock, and (3) senior to all series of any class of the Company's capital stock issued after the date of the filing of this Certificate. So long as any of the Series 3 Preferred Shares are outstanding, no Common Stock nor any other capital stock of the Company ranking junior to the Series 3 Preferred Shares will be redeemed, purchased or otherwise acquired for any consideration by the Company (except by conversion into or exchange for stock of the Company ranking junior to the Series 3 Preferred Shares) unless in each case the Company offers to redeem the Series 3 Preferred Shares on substantially the same terms (provided that the redemption price shall not be less than $100 per share). The Company may hereafter authorize additional or other capital stock for issuance in the BLC Transaction (as that term is defined in the Subscription Agreement) that is senior, equal or junior to the Series 3 Preferred Shares, in respect of the preferences as to dividends and distributions and payments on the liquidation, dissolution and winding up of the Company, but the Company may not otherwise hereafter, for so long as any Series 3 Preferred Shares are outstanding, authorize additional or other capital stock that is of senior or equal rank to the Series 3 Preferred Shares, in respect of the preferences as to dividends and distributions and payments on the liquidation, dissolution and winding up of the Company. In the event of the merger or consolidation of the Company with or into another corporation, the Series 3 Preferred Shares shall maintain their relative powers, designations and preferences provided herein.

          (6)  Lost or Stolen Certificates.  On receipt by the Company of
               ---------------------------
     evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificate representing Series 3 Preferred Shares, and (in the case of loss, theft or destruction) of any indemnification undertaking by the holder to the Company that is reasonably satisfactory to the Company, and on surrender and cancellation of such Preferred Stock Certificate, if mutilated, the Company shall execute and deliver a new Preferred Stock Certificate of like tenor and date; provided that the Company shall not be obligated to re-issue any lost or stolen Preferred Stock Certificate if the holder thereof contemporaneously requests the Company to convert such Series 3 Preferred Shares into Common Stock.

          (7)  Amendment.  So long as any Series 3 Preferred Shares are
               ---------
     outstanding, the Company shall not, without first obtaining the approval by vote or written consent, in the manner provided by law, of the holders of at least a majority of the total number of Series 3 Preferred shares outstanding, voting separately as a class, amend or repeal any provision of, or add any provision to, the Company's Certificate of Incorporation, if such action would alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series 3 Preferred Shares.

     IN WITNESS WHEREOF, the Company has caused this certificate to be signed by _______________________________, its ________________________________, as of
___________________, 1997.


                                            SYQUEST TECHNOLOGY, INC.



                                            By:_________________________________
                                            Title:

                                                                         ANNEX B

                         (Form of Warrant Certificate)


          The Warrant represented by this certificate was issued on April 2, 1997 (the "Closing Date") pursuant to the Subscription Agreement dated March 31, 1997 between SyQuest Technology, Inc. and Fletcher International Limited. Neither the Warrant represented by this certificate nor the securities issuable upon exercise hereof have been registered under the Securities Act of 1933, as amended (the "Act"). The Warrant represented by this certificate may not be exercised by or on behalf of any U.S. Person (as defined in Regulation S under the Act ("Regulation S")) unless the securities issuable upon exercise hereof are registered under the Act or an exemption from such registration is available. The Warrant represented hereby has been issued and sold in reliance on the exemption from registration provided by Regulation S.


Warrant No. 59

                              Warrant Certificate


                            SYQUEST TECHNOLOGY, INC.

     This Warrant Certificate certifies that FLETCHER INTERNATIONAL LIMITED ("Fletcher"), or its registered assigns, is the registered holder of one Warrant (the "Warrant") expiring on April 2, 2004 (the "Termination Date") to purchase shares of common stock, par value $.001 per share (the "Common Stock"), of SYQUEST TECHNOLOGY, INC., a Delaware corporation (the "Issuer"). The Warrant entitles the holder to purchase from the Issuer up to Five Million Warrant Shares (as defined below), subject to adjustment, at a per share Exercise Price (as defined below). A "Warrant Share" initially represents one fully paid and nonassessable share of Common Stock, based upon an Exchange Rate (as defined below) of one-for-one, subject to adjustment pursuant to paragraph 10 hereof.

     The Warrant represented hereby was issued on April 2, 1997 (the "Closing Date") pursuant to the Subscription Agreement dated March 31, 1997 (the "Subscription Agreement"), between the Issuer and Fletcher, and is subject to the terms and conditions thereof. Unless otherwise defined herein, capitalized terms used herein shall have the meanings set forth in the Subscription Agreement. A copy of the Subscription Agreement may be obtained by the registered holder hereof upon written request to the Issuer.

     The exercise price per Warrant Share (plus transfer taxes, if applicable, the "Exercise Price") shall be the greater of (a) the arithmetical average of the closing sale prices per share of Common Stock on the five consecutive trading days preceding the delivery of any Exercise Notice (as defined below) as reported by the Nasdaq Stock Market (the "NMS") or (ii) if the NMS is not then the principal trading market for the Common Stock, on the principal trading market for the Common Stock at that time or, if there is then no such principal trading market, the fair market value per share of Common Stock during such period as determined in good faith by the Board of Directors of the Issuer and
(b) 90% of such closing sale price on the day immediately preceding the delivery of the Exercise Notice; provided that in no event shall the Exercise Price exceed the closing sale price per share of Common Stock as reported by the NMS on the date of initial issuance of this Warrant Certificate. If the value of the Common Stock is to be determined by the Board of Directors of the Issuer and the holder of this Warrant Certificate disagrees with said valuation, the value of the Common Stock will be determined by binding arbitration in accordance with the then prevailing commercial arbitration rules of the American Arbitration Association, and such arbitration shall proceed in Chicago, Illinois or at such other place as agreed to in writing by the Issuer and the holder of this Warrant Certificate. The Exercise Price multiplied by the Exercise Amount (as defined below) at any Exercise Date (as defined below) is referred to as a "Warrant Purchase Price".

     The number of Warrant Shares for which this Warrant may be exercised will increase by 500,000 for each month (prorated daily for partial months) that either of the following conditions is not satisfied: (i) the Registration Statement (as defined in the Subscription Agreement) shall be effective not later than June 1, 1997 (provided that such condition need not be satisfied until July 1, 1997 if the Securities and Exchange Commission reviews the Registration Statement), and (ii) on the day after the Issuer's 1997 Annual Meeting of stockholders, but in any event not later than June 1, 1997, the Issuer shall have the number of duly authorized shares of Common Stock reserved for issuance to Fletcher equal to the total number then issuable upon full exercise of this Warrant and full conversion of the Preferred Shares (as defined in the Subscription Agreement) and otherwise is able to deliver shares of Common Stock upon such exercise or conversion.

     The Warrant represented hereby shall have the following additional terms:

1. The Warrant is not exercisable until the lapse of a period ending on the 65th day (the "Notice Period") after the holder delivers a notice (a "65 Day Notice") to the Issuer designating an aggregate number of Warrant Shares (the "Exercisable Number"). A 65 Day Notice may be given at any time after the Closing Date. If the initial 65 Day Notice does not designate all of the Warrant Shares, the Warrant will become exercisable for some or all of the remaining Warrant Shares upon delivery of one or more 65 Day Notices increasing the Exercisable Number after a further Notice Period. From time to time following the Notice Period, the Warrant represented hereby may be exercised on any Business Day prior to the Termination Date (an "Exercise Date") for any quantity of Warrant Shares, such that the aggregate number of Warrant Shares issued hereunder is less than or equal to the Exercisable Number. To exercise the Warrant, the registered holder must, prior to the Termination Date, surrender this Warrant Certificate to the Issuer at its principal office with the Exercise Notice attached hereto (an "Exercise Notice") duly completed and signed by the registered holder hereof and stating the total number of Warrant Shares in respect of which the Warrant is then exercised (the "Exercise Amount") and tender the applicable Warrant Purchase Price. In order to exercise the Warrant, the registered holder hereof is required to give either (a) a written certification that it is not a U.S. Person (as defined in Regulation S) and the Warrant is not being exercised on behalf of a U.S. Person or (b) a written opinion of counsel to the effect that the Warrant and the securities deliverable upon exercise hereof have been registered under the Act or are exempt from registration thereunder. The Warrant shall be exercisable only in the minimum amount of 10,000 Warrant Shares and integral multiples of 10,000 Warrant Shares in excess thereof (or such lesser amount as shall constitute the full amount remaining of this Warrant). As used herein the term "Business Day" means any day on which banks in the City of New York and the State of California are open for business.

2. On the Business Day following an Exercise Date (an "Issue Date"), the Issuer shall issue and cause to be delivered to the registered holder hereof at such address as such holder shall specify in the Exercise Notice a certificate or certificates for the number of full Warrant Shares issuable upon the exercise of such Warrant, registered in such holder's name, together with cash (if any) as provided in paragraph 4. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of such Exercise Date.

3. If on such Issue Date the number of Warrant Shares to be delivered shall be less than the total number of Warrant Shares deliverable hereunder, there shall be issued to the holder hereof or his assignee on such Issue Date a new warrant certificate substantially identical to this Warrant Certificate, except that such new warrant certificate shall evidence the right to purchase the number of Warrant Shares equal to (x) the total number of Warrant Shares deliverable hereunder less (y) the number of Warrant Shares so delivered.

4. The Issuer shall not be required to issue fractional Warrant Shares on the exercise of the Warrant represented hereby. The number of full Warrant Shares which shall be issuable upon the exercise of the Warrant shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrant so presented. If any fraction of a Warrant Share would, except for the provisions of this paragraph 4, be issuable on the exercise of the Warrant, the Issuer shall pay an amount in cash equal to the last per share sale price of the Common Stock (on the NMS or the Principal Market, as the case may be) on the day immediately preceding the Exercise Date, multiplied by such fraction (subject to adjustment pursuant to paragraph 10); provided that if at the time that the Exercise Price is to be determined the NMS is not the principal trading market for the Common Stock and there is no Principal Market, then the amount of cash to be paid per fractional Warrant Share shall be determined in good faith by the Board of Directors of the Issuer. If the holder of this Warrant Certificate disagrees with such determination, the amount of cash to be paid per fractional Warrant Share will be determined by binding arbitration in accordance with the then prevailing commercial arbitration rules of the American Arbitration Association, and such arbitration shall proceed in Chicago, Illinois or at such other place as agreed to in writing by the Issuer and the holder of this Warrant Certificate.

5. For so long as the Warrant represented hereby has not been exercised in full, the Issuer shall at all times prior to the Termination Date reserve and keep available, free from pre-emptive rights, out of its authorized but unissued Common Stock, for issuance upon exercise of the Warrant represented hereby, the maximum number of shares of Common Stock and any other Capital Stock (as defined below) then so issuable. In furtherance of the foregoing, subject to adjustment pursuant to paragraph 10 and to increase pursuant to the fourth paragraph hereof, the Issuer shall reserve for issuance hereunder, not less than 5,000,000 shares of Common Stock. In the event the number of shares of Common Stock or other securities issuable in respect of the Warrant Shares exceeds the authorized number of shares of Common Stock or other securities, the Issuer shall promptly take all actions necessary to increase the authorized number, including causing its Board of Directors to call a special meeting of stockholders within 30 days of the date on which such excess first existed and recommend such increase for approval by the Issuer's stockholders. The Issuer shall use its best efforts to obtain stockholder approval of the increase to the authorized number of shares of Common Stock.

6. By accepting delivery of this Warrant Certificate, the registered holder hereof covenants and agrees with the Issuer not to exercise or transfer the Warrant or any Warrant Shares except in compliance with the terms of the Subscription Agreement and this Warrant Certificate.

7. By accepting delivery of this Warrant Certificate, the registered holder hereof covenants and agrees with the Issuer that the Warrant may not be sold, assigned, conveyed, encumbered, pledged, hypothecated or in any other manner disposed of or transferred, in whole or in part, unless and until such holder shall deliver to the Issuer (i) written notice of such transfer and of the name and address of the transferee, (ii) a written agreement, in form and substance reasonably satisfactory to the Issuer, of the transferee to comply with the applicable terms of the Subscription Agreement and this Warrant Certificate and (iii) a written certification of appropriate officers of the transferee that such transferee is not a "U.S. Person" (as defined in Regulation S) or any person holding on behalf of any U.S. Person or that such transfer is otherwise exempt from any registration requirements. If a portion of the Warrant is transferred, all rights of the registered holder hereunder may be exercised by the transferee (subject to the requirement that such transferee shall provide a written certification of appropriate officers of the transferee that such transferee is not a U.S. Person or exercising on behalf of a U.S. Person or that such transfer is otherwise exempt from any registration requirements in respect of the number of Warrant Shares transferred with the portion of the Warrant), provided that any registered holder of the Warrant may deliver a 65 Day Notice, an Exercise Notice or elect the form of consideration pursuant to paragraph 10 only with respect to the Warrant Shares subject to such holder's portion of the Warrant, and, for purposes of paragraph 10(d), the calculation of the Black-Scholes Warrant Value shall be made by the registered holder(s) of a majority in interest of the Warrant.

8. The Issuer will pay all documentary stamp taxes (if any) attributable to the issuance of Warrant Shares upon the exercise of the Warrant by the registered holder hereof; provided, however, that the Issuer shall not be
                               --------  -------
     required to pay any tax or taxes which may be payable in respect of any transfer involved in the registration of the Warrant Certificate or any certificates for Warrant Shares in a name other than that of the registered holder of the Warrant Certificate surrendered upon the exercise of a Warrant, and the Issuer shall not be required to issue or deliver the Warrant Certificate or certificates for Warrant Shares unless or until the person or persons requesting the issuance thereof shall have paid to the Issuer the amount of such tax or shall have established to the satisfaction of the Issuer that such tax has been paid.

9. In case this Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Issuer may in its discretion issue in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the lost, stolen or destroyed Warrant Certificate, a new Warrant Certificate of like tenor, but only upon receipt of evidence reasonably satisfactory to the Issuer of such loss, theft or destruction of such Warrant Certificate and indemnity, if requested, reasonably satisfactory to the Issuer. Applicants for a substitute Warrant Certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Issuer may prescribe.

10. The number of shares of Common Stock (and other Capital Stock (as defined below) or property) (as adjusted from time to time, the "Exchange Rate") issuable in respect of each Warrant Share upon the exercise of the Warrant and the terms and conditions of the Warrant are subject to adjustment by the Issuer, in consultation with the holder hereof, from time to time as follows:

     (a)  If the Issuer:

          1. subdivides its outstanding shares of Common Stock into a greater number of shares;

          2. combines its outstanding shares of Common Stock into a smaller number of shares; or

          3. issues by reclassification of its Common Stock any shares of its Capital Stock;

          then the Exchange Rate in effect immediately prior to such action shall be adjusted so that the registered holder hereof shall thereafter be entitled to receive upon exercise of the Warrant in respect of each Warrant Share the number of shares of Common Stock or other Capital Stock of the Issuer that such holder would have received immediately following such action if such holder had so exercised the Warrant immediately prior to such action.

          As used herein, the term "Capital Stock" means, with respect to any corporation, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that corporation.

          Such adjustment shall become effective simultaneously with the effective date of any subdivision, combination or reclassification.

          If, after an adjustment, the registered holder hereof would receive upon exercise shares of two or more classes of Capital Stock of the Issuer, the Exchange Rate shall thereafter be subject to adjustment upon the occurrence of an action taken with respect to each such class of Capital Stock as is contemplated hereby with respect to the Common Stock, on terms comparable to those applicable to Common Stock hereunder.

     (b) Whenever any of the actions described in this paragraph 10 are to be taken, the Issuer shall provide the notices required by paragraph 12 hereof.

     (c)  Reserved.

     (d) (A) The Issuer covenants and agrees with the registered holder hereof not to consolidate or merge with or into, or sell, transfer or lease all or substantially all its assets to, or sell a majority of its securities generally entitled to vote for the election of directors of the Issuer ("Voting Securities") to, any person, unless, and (B) if any person consummates a tender offer for the purchase of at least a majority of the Voting Securities (any of which transactions described in clauses (A) and (B), a "Transaction"), then, at the election of the registered holder hereof (or if such holder does not notify the Issuer of such election within 20 days after being notified of the Transaction, at the election of the Issuer), on the effective date of such Transaction (the "Transaction Date") and as a condition to the consummation of any Transaction described in clause (A), either:

          1. the Issuer shall have redeemed the Warrant represented hereby by paying to such holder, upon surrender of this Warrant Certificate, a cash payment equal to the Black-Scholes value of the unexercised portion of the Warrant from the effective date of the Transaction until the Warrant Expiration

               Date (the "Black-Scholes Warrant Value"), computed as of such Transaction Date; or

          2. (a) such person shall expressly assume in writing all of the obligations of the Issuer under the Subscription Agreement and hereunder and deliver notice thereof to the registered holder hereof; and

               (b) upon consummation of such Transaction, the Warrant shall automatically become exercisable for the common stock of the acquiror (without regard to the form of acquisition consideration) with similar terms and at an exercise price that would result in a Black-Scholes Warrant Value of the Warrant computed immediately after the Transaction equal to the Black-Scholes Warrant Value of the Warrant computed immediately before the Transaction.

          For purposes of this paragraph 10(d), the factors to be used in the calculation of the Black-Scholes Warrant Value are as follows:

          Stock Price:             the last sales price of the Common Stock
                                   reported by Bloomberg on the last Trading Day prior to the Transaction Date (the "Last
                                   Trading Day")

          Time To Expiration:      the number of Trading Days between the Last
                                   Trading Day and the Termination Date

          Exercise Price:          Exercise Price

          Volatility:              volatility shown by Bloomberg for the past
                                   260 days at close on the Last Trading Day, unless the Time to Expiration is less than 260 Trading Days, in which case the volatility shown by Bloomberg at close on the Last Trading Day for the number of Trading
                                   Days from the Last Trading Day to the
                                   Termination Date

          Risk-Free Interest Rate: closing yield as of the Last Trading Day as quoted in the Wall Street Journal for U.S.
                                   Treasury bond with a maturity date closest to
                                   the Termination Date
          Number of Shares
          Outstanding:             total number of shares of Common Stock
                                   outstanding as of the Last Trading Day
                                   Exercisable

          Common Stock:            the number of shares of Common Stock
                                   exercisable under the Warrant as of the
                                   Transaction Date

          The Black-Scholes Warrant Value will be calculated using the factors shown above. A preliminary calculation of the Black-Scholes Warrant Value, and, if applicable, the exercise price contemplated by paragraph 10(d)2.(b) hereof,

          (utilizing then-current values for each factor) will be delivered by Fletcher to the Issuer not later than the tenth day after it receives notice of a Transaction by the Issuer. The Issuer, in turn, will respond within five days with any comments or questions and reach agreement with Fletcher on the preliminary factors. On the Transaction Date, Fletcher, in consultation with the Issuer, will calculate the final Black-Scholes Warrant Value utilizing the then-current values for each factor; such calculation will be utilized to compute the values called for in paragraph 10(d). It shall be a condition to any Transaction that the consideration provided for herein shall be paid in full, in the case of cash, or delivered, in the case of a warrant, all in accordance with the terms hereof, immediately prior to the consummation of the Transaction. As used herein, the term "Trading Day" means any day on which the Issuer's Common Stock is quoted on NASDAQ or, if applicable, other national securities exchange. If the factors shown above can not be determined because the Issuer's Common Stock is not listed on any national securities exchange or because Bloomberg does not report the factors shown above, then the Issuer and the holder of the Warrant shall agree on an alternative calculation so as to satisfy the requirements of this paragraph 10(d).

     (e) After an adjustment to the Exchange Rate hereunder, any subsequent event requiring an adjustment hereunder shall cause an adjustment to the Exchange Rate as so adjusted.

     (f) Upon the issuance of any stock dividend or distribution of Common Stock pro rata to all holders of Common Stock, the Exchange Rate shall be adjusted so that the registered holder hereof on the record date for such distribution shall be entitled to receive such dividend or distribution on the same terms as the holders of Common Stock upon exercise hereof.

11.  Reserved.

12. Except as provided in the following paragraph, upon any adjustment of the Exchange Rate pursuant to paragraph 10, the Issuer shall promptly thereafter but in any event within 15 days following such adjustment (i) cause to be delivered to the registered holder hereof a certificate of its Chief Financial Officer setting forth the Exchange Rate after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based, which certificate shall be conclusive evidence of the correctness of the matters set forth therein, and (ii) cause to be delivered to the registered holder hereof at its address appearing on the Warrant Register written notice of such adjustments by first-class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as part of the notice required to be mailed under the other provisions of this paragraph 12.

In case:

     (a) the Issuer shall authorize the issuance to all holders of shares of Common Stock of rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants; or

     (b) of any proposal for a consolidation or merger to which the Issuer is a party, the sale or transfer of all or substantially all of the assets of the Issuer, or any reclassification or change of Common Stock issuable upon exercise of the Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or of a tender offer or exchange offer for shares of Common Stock; or

     (c) of the voluntary or involuntary dissolution, liquidation or winding up of the Issuer; or

     (d) the Issuer proposes to take any action which would require an adjustment of the Exchange Rate pursuant to paragraph 10;

     then the Issuer shall cause to be given to the registered holder hereof at his or her address appearing on the Warrant Register (as defined below), at least 20 days (or 10 days in any case specified in clause (a) above) prior to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, by first class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights, options, warrants or distribution are to be determined, or
     (ii) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or (iii) the date on which any such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up.

13. The Issuer shall serve as warrant agent (the "Warrant Agent") under this Agreement. The Warrant Agent hereunder shall at all times maintain a register (the "Warrant Register") of the holders of Warrants. Upon 30 days' notice to the registered holder hereof, the Issuer may appoint a new Warrant Agent. Such new Warrant Agent shall be a corporation doing business and in good standing under the laws of the United States or any state thereof, and having a combined capital and surplus of not less than $50,000,000. The combined capital and surplus of any such new Warrant Agent shall be deemed to be the combined capital and surplus as set forth in the most recent annual report of its condition published by such Warrant Agent prior to its appointment; provided that such reports are published at
                               --------
     least annually pursuant to law or to the requirements of a federal or state supervising or examining authority. After acceptance in writing of such appointment by the new Warrant Agent, it shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be reasonably necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Issuer and shall be legally and validly executed and delivered by the Issuer.

     Any corporation into which the Issuer or any new Warrant Agent may be merged or any corporation resulting from any consolidation to which the Issuer or any new Warrant Agent shall be a party or any corporation to which the Issuer or any new Warrant Agent transfers substantially all of its corporate trust or shareholders services business shall be a successor Warrant Agent under this Agreement without any further act; provided that
                                                                 --------
     such corporation (i) would be eligible for appointment as successor to the Warrant Agent under the provisions of this paragraph 13 or (ii) is a wholly owned subsidiary of the Warrant Agent. Any such successor Warrant Agent shall promptly cause notice of its succession as Warrant Agent to be mailed (by first class mail, postage prepaid) to the registered holder hereof at such holder's last address as shown on the Warrant Register.

     This Warrant Certificate shall not be valid unless signed by the Issuer.

     IN WITNESS WHEREOF, SyQuest Technology, Inc. has caused this Warrant Certificate to be signed by its duly authorized officer.

Dated:  April 2, 1997

                            SYQUEST TECHNOLOGY, INC.

                            By: _______________________
                               Name:
                               Title:

                            FORM OF EXERCISE NOTICE

                 (To Be Executed Upon Exercise of the Warrant)

                                   [DATE]

SyQuest Technology, Inc.
47071 Bayside Parkway
Fremont, CA 94538
Attention:  Chief Financial Officer


     Re:  Warrant No.
          ---------------------------

Ladies and Gentlemen:

          The undersigned is the registered holder of the above-referenced warrant (the "Warrant") issued by SyQuest Technology, Inc., evidenced by the Warrant Certificate attached hereto, and hereby elects to exercise the Warrant to purchase _________ Warrant Shares (as defined in such Warrant Certificate) and herewith tenders $_____________ by certified or official bank check to the order of SyQuest Technology, Inc. as payment for such Warrant Shares in accordance with the terms of such Warrant Certificate and the Subscription Agreement (as defined in the Warrant Certificate). The undersigned either (i) hereby certifies that it is not a "U.S. Person" (as defined in Regulation S under the Securities Act of 1933, as amended (the "Act")), it is not exercising this Warrant on behalf of any U.S. Person and the Warrant is not being exercised within the United States, or (ii) delivers herewith an opinion of counsel to the effect that the Warrant and the Warrant Shares have been registered under the Act or are exempt from registration thereunder. This exercise notice is accompanied by the certificates required to be delivered pursuant to Section 8 of the Subscription Agreement.

          In accordance with the terms of the attached Warrant Certificate, the undersigned requests that certificates for such Warrant Shares be registered in the name of and delivered to the undersigned at the following address:

                            ________________________
                            ________________________
                            ________________________

          By providing the above address, the undersigned confirms that, upon exercise of the Warrant, the Warrant Shares will not be delivered within the United States (as defined in Regulation S under the Act) unless (i) in an offering deemed to meet the definition of "offshore transaction" pursuant to paragraph (i)(3) of Rule 902 under the Act or (ii) an opinion of counsel has been provided to the effect that the Warrant and the Warrant Shares have been registered under the Act or an exemption from such registration is available.

          [IF THE NUMBER OF WARRANT SHARES TO BE DELIVERED IS LESS THAN THE TOTAL NUMBER OF WARRANT SHARES DELIVERABLE UNDER THE WARRANT, INSERT THE FOLLOWING -- The undersigned requests that a new warrant certificate substantially identical to the attached Warrant Certificate be issued to the undersigned evidencing the right to purchase the number of Warrant Shares equal to (x) the total number of Warrant Shares deliverable under the Warrant less (y) the number of Warrant Shares to be delivered in connection with this exercise.]

                            NAME OF REGISTERED HOLDER
                            [ADDRESS]

                            By:  _____________________________
                                 Name:
                                 Title: